                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report - January 28, 2005
                        ---------------------------------
                        (Date of Earliest Event Reported)

                                POPULAR ABS, INC.
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   (as depositor under a certain Pooling and Servicing Agreement dated as of
     December 31, 2004, providing for the issuance of Mortgage Pass-Through
                          Certificates, Series 2005-1)
             (Exact Name of Registrant as specified in its charter)

        Delaware                   333-115371-03                52-2029487
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(State of Incorporation)      (Commission File No.)      (IRS Employer I.D. No.)

     103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
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                    (Address of principal executive offices)

Registrant's telephone number, including area code:   (302) 478-6160

Item 8.01 Other Events.

        In connection with the issuance of its Mortgage Pass-Through Certificates, Series 2005-1, on January 28, 2005, Popular ABS, Inc. entered into a Pooling and Servicing Agreement dated as of December 31, 2004 (the "Pooling and Servicing Agreement"), by and among Popular ABS, Inc., a Delaware corporation, as depositor ("ABS"), Equity One, Inc., a Delaware corporation, as a seller and as servicer, Equity One, Incorporated, a Pennsylvania corporation, as seller, Popular Financial Services, LLC, a Delaware limited liability company, as seller, Equity One, Inc., a Minnesota corporation, as seller, Equity One Consumer Loan Company, Inc., a New Hampshire corporation, as seller, Popular Financial Funding, LLC, a Delaware limited liability company, as seller, and JPMorgan Chase Bank, N.A. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)     Not applicable.

        (b)     Not applicable.

        (c)     Exhibits:

          99.1     Pooling and Servicing Agreement dated as of December 31, 2004

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* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus dated January 21, 2005 and prospectus supplement dated January 21, 2005, of Popular ABS, Inc., relating to its Mortgage Pass-Through Certificates, Series 2005-1.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            POPULAR ABS, INC.


                                            By: /James H. Jenkins/
                                                --------------------------------
                                                James H. Jenkins
                                                Executive Vice President and CFO

Dated: January 28, 2005

Exhibit Index

Exhibit

99.1   Pooling and Servicing Agreement dated as of December 31, 2004

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